EXHIBIT 10.26

                         JUNIOR SECURED PROMISSORY NOTE

$300,000.00                                                     January 31, 1997

         FOR VALUE RECEIVED, the undersigned, CAMPUS VOICE, L.L.C., a Delaware limited liability company ("Maker"), promises to pay to the order of SCCGS, INC., a Tennessee corporation ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), at the office of Payee in Nashville, Tennessee or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of THREE HUNDRED THOUSAND AND NO/100THS DOLLARS ($300,000.00), together with interest on the outstanding principal balance hereof from the date hereof at the rate of twelve percent (12.0%) per annum (computed on the basis of a 360-day year).

         This Note is the "Junior Secured Note" as defined in that Bill of Sale and Agreement dated as of the date hereof among Maker, Payee, Sirrom Capital Corporation and Network Event Theater, Inc. (the "Bill of Sale and Agreement"). Payments shall become due hereunder no later than forty-five (45) days after the end of each fiscal quarter in the manner and to the extent provided for in the Bill of Sale and Agreement and, in any event, including prepayment made under the Bill of Sale and Agreement, at least $50,000.00 in payments of principal and/or interest shall have been made hereunder and/or under the "Second Junior Secured Note" (as defined in the Bill of Sale and Agreement) on or before June 30, 1999; at least $300,000.00 in payments of principal and/or interest (in the aggregate with previous payments) shall have been made on or before June 30, 2000; at least $600,000.00 in payments of principal and/or interest (in the aggregate with previous payments) shall have been made on or before June 30, 2001; and the total amount of such required payments shall increase by the amount of $350,000.00 (in the aggregate with previous payments) on June 30, 2002 and on each June 30 thereafter until the final maturity of this Note or its earlier payment in full. All payments shall be applied first to accrued interest and then to principal. On December 31, 2006 (the "Maturity Date"), the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full.

         The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without penalty. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.

         Time is of the essence of this Note. It is hereby expressly agreed that in the event that any default be made in the payment of principal or interest as stipulated above, which default is not cured following the giving of any applicable notice and within five (5) days, as provided in the Loan Agreement referred to below; or in the event that any default or event of default shall occur under that certain Loan Agreement of even date herewith, between Maker and Payee (the "Loan Agreement"), which default or event of default is not cured following the giving of any applicable notice and within any applicable cure period set forth in said Loan Agreement; or


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should any default by Maker be made in the performance or observance of any covenants or conditions contained in any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby (subject to any applicable notice and cure period provisions that may be set forth therein); then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default of payment as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (i) the rate that is seven percentage points (7.0%) in excess of the above-specified interest rate, or (ii) the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate"), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

         In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any indorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all actual reasonable attorney's fees and all court costs.

         Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The indebtedness and other obligations evidenced by this Note are further evidenced by (i) the Loan Agreement and (ii) certain other instruments and documents, as may be required to protect and preserve the rights of Maker and Payee as more specifically described in the Loan


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Agreement. Reference is made to the Loan Agreement for provisions relating to jurisdiction, venue and waiver of right to jury trial that apply to the obligations evidenced by this Note.

         All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

         This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Tennessee, except to the extent that federal law may be applicable to the determination of the Maximum Rate.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

                                 MAKER:

                                 CAMPUS VOICE, L.L.C.,
                                 a Delaware limited liability company


                                 By: /s/ Bruce L. Resnik
                                    --------------------------------------
                                 Title: Secretary
                                       -----------------------------------


                                 Pay to the Order of Sirrom Capital Corporation

                                 SCCGS, INC.


                                 By: /s/ Jeff Armstrong
                                    --------------------------------------
                                 Title: VP
                                       -----------------------------------


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                                 Pay to the Order of Sirrom Investments, Inc.

                                 SIRROM CAPITAL CORPORATION


                                 By: /s/ Donald F. Barrickman
                                    --------------------------------------
                                 Title: Vice President
                                       -----------------------------------


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